UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

EUREKA FINANCIAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54238 (Commission File Number)	26-3671639 (IRS Employer Identification No.)

3455 Forbes Avenue, Pittsburgh, Pennsylvania 15213
(Address of principal executive offices) (Zip Code)

(412) 681-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 22, 2011, Eureka Financial Corp. (the “Company”), the holding company for Eureka Bank (the “Bank”), announced that the Company’s Plan of Conversion and Reorganization was approved by the members of Eureka Bancorp, MHC and the shareholders of the Company at separate meetings held on February 22, 2011.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On February 24, 2011, the Company also announced that new Eureka Financial Corp. received subscriptions for approximately $7.6 million of common stock in its subscription and community offerings being conducted in connection with the Bank’s second-step conversion.  This amount includes $610,900 subscribed for by the Bank’s Employee Stock Ownership Plan.  The conversion and the offering are expected to be completed on February 28,  2011.  A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Number                          Description

99.1                                Press Release dated February 22, 2011

99.2                                Press Release dated February 24, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2011	By:	/s/ Edward F. Seserko
Edward F. Seserko
President and Chief Executive Officer